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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 27, 2007 (except for the final paragraph in Note 10, as to which the date is October 30, 2007), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-145307) and related Prospectus of CreditCards.com, Inc. for the registration of 12,333,750 shares of its common stock.

                              /s/ Ernst & Young LLP

Austin, Texas
October 31, 2007

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Consent of Independent Registered Public Accounting Firm